Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, each being an officer or director, or both, as the case may be, of Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Jack A. Hockema, Daniel J. Rinkenberger and John M. Donnan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 (and any abbreviated registration statement relating thereto permitted pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”)), for the purpose of registering under the Securities Act shares of the Company’s common stock for resale by the selling stockholder named in the Registration Statement, and to sign any or all amendments and any or all post-effective amendments to such Registration Statement (and any such abbreviated registration statement) and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jack A. Hockema Jack A. Hockema	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 25, 2010

/s/ Daniel J. Rinkenberger Daniel J. Rinkenberger	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 25, 2010

/s/ Neal West Neal West	Vice President, Administration and Chief accounting Officer (Principal Accounting Officer)	March 25, 2010

/s/ Carolyn Bartholomew Carolyn Bartholomew	Director	March 26, 2010

/s/ David Foster David Foster	Director	March 22, 2010

/s/ Teresa A. Hopp Teresa A. Hopp	Director	March 26, 2010

/s/ William F. Murdy William F. Murdy	Director	March 25, 2010

/s/ Alfred E. Osborne, Jr., Ph.D. Alfred E. Osborne, Jr., Ph.D.	Director	March 25, 2010

/s/ Jack Quinn Jack Quinn	Director	March 24, 2010

/s/ Thomas M. Van Leeuwen Thomas M. Van Leeuwen	Director	March 24, 2010

/s/ Brett E. Wilcox Brett E. Wilcox	Director	March 24, 2010